EXHIBIT 9(B)
             AMENDMENT TO THE AMENDED AND RESTATED FUND ACCOUNTING, DIVIDEND DISBURSING & TRANSFER AGENT AND ADMINISTRATION AGREEMENT


                         AMENDMENT TO FUND ACCOUNTING,
                      DIVIDEND DISBURSING & TRANSFER AGENT
                         AND ADMINISTRATION AGREEMENT

THIS AMENDMENT, made and entered into effective as of the 23rd day of July, 1995, by and between THE NOTTINGHAM INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and THE NOTTINGHAM COMPANY, INC., a North Carolina corporation (the "Administrator").

WHEREAS, the parties have previously entered into that certain Amended and Restated Fund Accounting, Dividend Disbursing & Transfer Agent and Administration Agreement dated October 24, 1994 with respect to all series of the Trust (the "Agreement").

WHEREAS, the Agreement has been continued from time to time by the parties as provided therein, with amendments from time to time to Exhibit C thereof, reflecting the Administrator's Compensation Schedule.

WHEREAS, the parties desire to again amend Exhibit C thereof, all as provided herein.

NOW THEREFORE, the Trust and the Administrator do mutually promise and agree as follows:

      1. Amendments. The Agreement is hereby amended by deleting Exhibit C thereof and substituting in lieu thereof a new Exhibit C in the form attached hereto.

      2. Ratification. Except as continued and provided above, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized officers on the date first above written.




ATTEST:                                        THE NOTTINGHAM INVESTMENT TRUST


                                          By:
(Seal)


ATTEST:                                           THE NOTTINGHAM COMPANY, INC.


                                          By:
(Seal)


                                   Exhibit C

                     ADMINISTRATOR'S COMPENSATION SCHEDULE


For the services delineated in the FUND ACCOUNTING, DIVIDEND DISBURSING & TRANSFER AGENT AND ADMINISTRATION AGREEMENT, the Administrator shall be compensated monthly, as of the last day of each month, within five business days of the month end, a base fee plus a fee based upon net assets according to the following schedule. The fee is calculated based upon the average daily net assets of each Fund:

Base Fee:   $2,000 per month

Class Fee:  $750 per month for each additional

Equity and Balanced Funds
(For all Funds except ones specifically listed below)
                                                Annual
           Net Assets                                  Fee

      On the first $50 million                              0.20%
      On the next $50 million                         0.175%
      On all assets over $100 million                       0.15%

Fixed Income Funds
(For all Funds except ones specifically listed below)
                                                Annual
           Net Assets                                  Fee

      On all assets                                   0.15%

Nottingham Short Term Income Fund
                                                Annual
           Net Assets                                  Fee

      On the first $50 million                              0.075%
      On the next $50 million                         0.10%
      On all assets over $100 million                       0.125%

Nottingham U.S. Government Money Fund

           Net Assets                                  Fee

      On all assets                                   0.10%

Shareholder Recordkeeping Fee

            $9.00 per shareholder per year

IRA Accounts

            $15 per year (billed directly to the shareholder)

Securities Pricing

$0.20 per equity security per pricing day
$0.20 per corporate bond, government bond, medium-term bond or mortgage backed security per pricing day
$0.40 per CMO or asset backed securities per pricing day
$0.40 per municipal security per pricing day
$2.00 per equity per month for corporate action coverage

Blue Sky Administration

            $100 per Fund per state registration per year

Minimum fee per year

Minimum fee of $3,000 per Fund of the Trust per month for all fees taken in the aggregate as outlined above, analyzed monthly.

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